Exhibit 99.1

Bausch + Lomb Announces First-Quarter 2025 Results

•Revenue of $1.137 Billion
•GAAP Net Loss Attributable to Bausch + Lomb Corporation of $212 Million
•Adjusted EBITDA Excluding Acquired IPR&D (non-GAAP)1 of $126 Million
•Revenue Grew 3% as Reported and 5% on a Constant Currency1 Basis Compared to the First Quarter of 2024
•Updating Full-Year 2025 Guidance to Reflect Estimated One-Time Impact of enVista® Intraocular Lenses Voluntary Recall and Impact of Foreign Exchange

VAUGHAN, Ontario, April 30, 2025 – Bausch + Lomb Corporation (NYSE/TSX: BLCO), a leading global eye health company dedicated to helping people see better to live better, today announced its first-quarter 2025 financial results.

“Our core business is performing well, and we remain focused on positioning the company for long-term, profitable growth,” said Brent Saunders, chairman and CEO, Bausch + Lomb. “We’re making meaningful progress in our journey to significantly enhance the standard of care in eye health, which motivates us every day.”

Select Company Highlights
•Announced return to market of enVista intraocular lenses (IOLs) following voluntary recall
•Built on MIEBO® momentum with sequential quarter-over-quarter revenue growth; phase 4 data demonstrates rapid relief from dry eye symptoms
•Delivered revenue growth in daily and FRP2 contact lens portfolios, led by Daily SiHy
•Executed consumer growth strategy driven by Artelac®, eye vitamins, Blink® and LUMIFY®
•Maintained focus on advancing pipeline, with forthcoming clinical studies for multiple novel products

First-Quarter 2025 Revenue Performance
Total reported revenue was $1.137 billion for the first quarter of 2025, as compared to $1.099 billion in the first quarter of 2024, an increase of $38 million, or 3%. Excluding the unfavorable impact of foreign exchange of $19 million, revenue increased by approximately 5% on a constant currency1 basis compared to the first quarter of 2024.

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1     This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the “Non-GAAP Information” section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the most directly comparable GAAP measure.
2     Frequently Replaced Plastic contact lenses.

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Revenue by segment was as follows:

First-Quarter 2025

(in millions)	Three Months Ended March 31				Change at Constant Currency[1] (non-GAAP)
	2025	2024	Reported Change	Reported Change
Total Bausch + Lomb Revenue	$1,137	$1,099	$38	3%	5%

Vision Care	$656	$635	$21	3%	5%
Surgical	$214	$197	$17	9%	11%
Pharmaceuticals	$267	$267	$0	—%	1%

Vision Care Segment
Vision Care segment revenue was $656 million for the first quarter of 2025, as compared to $635 million for the first quarter of 2024, an increase of $21 million, or 3%. Excluding the unfavorable impact of foreign exchange of $13 million, segment revenue increased on a constant currency1 basis by approximately 5% compared to the first quarter of 2024.

Performance was driven by increased sales of Daily SiHy lenses and Bausch + Lomb ULTRA® in our contact lens business and over-the-counter dry eye products, LUMIFY and eye vitamins in our consumer business.

Surgical Segment
Surgical segment revenue was $214 million for the first quarter of 2025, as compared to $197 million for the first quarter of 2024, an increase of $17 million, or 9%. Excluding the unfavorable impact of foreign exchange of $4 million, segment revenue increased on a constant currency1 basis by approximately 11% compared to the first quarter of 2024.

Performance was driven by increased demand of implantables, consumables and equipment, with revenue growth across all three product categories.

Pharmaceuticals Segment
Pharmaceuticals segment revenue was $267 million for the first quarter of 2025, as compared to $267 million for the first quarter of 2024. Excluding the unfavorable impact of foreign exchange of $2 million, segment revenue increased on a constant currency1 basis by approximately 1% compared to the first quarter of 2024.

Performance was driven by increased sales of MIEBO and revenue growth in International Pharmaceuticals, offset by a decline in the U.S. Generics business and gross-to-net headwinds, primarily attributable to XIIDRA®.

Operating Results
Operating loss was $83 million for the first quarter of 2025, as compared to $6 million in operating income for the first quarter of 2024, an unfavorable change of $89 million. The change was driven by increases in selling and promotion costs, primarily attributable to MIEBO, an Acquired IPR&D charge of $28 million related to the acquisition of WhiteCap Biosciences and an impact of approximately $16 million related to the voluntary recall of certain enVista IOL products.

Net Loss
Net loss attributable to Bausch + Lomb Corporation for the first quarter of 2025 was $212 million, as compared to $167 million for the first quarter of 2024, an unfavorable change of $45 million. The change

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was primarily due to the decrease in operating results as noted above, partially offset by a favorable change in tax provision.

Adjusted net loss attributable to Bausch + Lomb Corporation (non-GAAP)1 for the first quarter of 2025 was $54 million, as compared to adjusted net income attributable to Bausch + Lomb Corporation (non-GAAP)1 of $24 million for the first quarter of 2024, an unfavorable change of $78 million.

Cash Flow from Operations
Cash flow used in operations for the first quarter of 2025 was $25 million, as compared to cash flow from operations of $41 million for the first quarter of 2024, an unfavorable change of $66 million. Cash flow from operations was negatively impacted by the decrease in operating results and the Acquired IPR&D payment of $28 million, as noted above.

Earnings Per Share
GAAP Earnings Per Share (“EPS”) Basic and Diluted attributable to Bausch + Lomb Corporation for the first quarter of 2025 was ($0.60), as compared to ($0.48) for the first quarter of 2024. Adjusted EPS attributable to Bausch + Lomb Corporation (non-GAAP)1 for the first quarter of 2025 was ($0.15), as compared to $0.07 for the first quarter of 2024. Adjusted EPS attributable to Bausch + Lomb Corporation excluding Acquired IPR&D (non-GAAP)1 for the first quarter of 2025 was ($0.07), as compared to $0.07 for the first quarter of 2024.

Adjusted EBITDA Excluding Acquired IPR&D (non-GAAP)1
Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)1 was $126 million for the first quarter of 2025, as compared to $180 million for the first quarter of 2024, a decrease of $54 million. The change was primarily due to the impact of the voluntary recall of certain enVista IOL products, a decrease in the operating results of the U.S. Generics business and a $7 million negative impact of foreign exchange.

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2025 Financial Outlook3
Bausch + Lomb provided updated guidance for the full year of 2025 to reflect the estimated one-time impact of the enVista recall and foreign exchange, as follows:

	As of February 19, 2025	As of April 30, 2025

Full-Year Revenue	• $4.950B - $5.050B	• $5.000B - $5.100B
	• ~5.5 - 7.5% constant currency growth[1]	• ~4.5 - 6.5% constant currency growth[1,4]

Full-Year Adjusted EBITDA Excluding Acquired IPR&D (non-GAAP)[1]	• $900M - $950M	• $850M - $900M

Full-Year Revenue Foreign Exchange Headwinds	• -$100M	• Nominal

Full-Year Adj. EBITDA Excluding Acquired IPR&D (non-GAAP)[1] Foreign Exchange Headwinds	• -$20M	• Nominal

Full-Year One-Time Impact of enVista Recall on Revenue	• -	• -~$55M

Full-Year One-Time Impact of enVista Recall on Adjusted EBITDA Excluding Acquired IPR&D (non-GAAP)[1]	• -	• -~$65M

Other than with respect to GAAP revenue, the company only provides guidance on a non-GAAP basis. The company does not provide a reconciliation of forward-looking Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)1 to GAAP net income (loss) attributable to Bausch + Lomb Corporation or of forward-looking constant currency revenue growth1 to reported revenue growth, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. These amounts may be material and, therefore, could result in the projected GAAP measure or ratio being materially different or less than the projected non-GAAP measure or ratio. These statements represent forward-looking information and may represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

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3    The guidance in this news release is only effective as of the date given, April 30, 2025, and will not be updated or affirmed unless and until the company publicly announces updated or affirmed guidance. Distribution or reference of this news release following April 30, 2025, does not constitute the company reaffirming guidance. See the “Forward-looking Statements” section for further information. This guidance does not take into consideration any changes in tariff policy, given the dynamic nature of the situation.
4    The decrease in anticipated constant currency revenue growth is a result of the one-time impact of the voluntary recall of certain of our enVista IOLs.

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Balance Sheet Highlights
•Bausch + Lomb’s cash, cash equivalents and restricted cash were $215 million at March 31, 2025
•Basic weighted average shares outstanding for the first quarter of 2025 were 352.8 million, and diluted weighted average shares outstanding for the first quarter of 2025 were 356.0 million5

Conference Call Details

Date:	Wednesday, April 30, 2025

Time:	8:00 a.m. ET

Webcast:	https://www.webcaster4.com/Webcast/Page/2883/51713

Participant Event Dial-in:	+1 (888) 506-0062 (North America) +1 (973) 528-0011 (International)

Participant Access Code:	810276

Replay Dial-in:	+1 (877) 481-4010 (North America) +1 (919) 882-2331 (International)

Replay Passcode:	51713 (replay available until May 14, 2025)

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5    Diluted weighted average shares includes the dilutive impact of options, performance based restricted stock units and restricted stock units, which are approximately 3,200,000 common shares for the 3 months ended March 31, 2025, and which are excluded when calculating GAAP diluted loss per share because the effect of including the impact would be anti-dilutive.

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About Bausch + Lomb
Bausch + Lomb is dedicated to protecting and enhancing the gift of sight for millions of people around the world – from birth through every phase of life. Its comprehensive portfolio of approximately 400 products includes contact lenses, lens care products, eye care products, ophthalmic pharmaceuticals, over-the-counter products and ophthalmic surgical devices and instruments. Founded in 1853, Bausch + Lomb has a significant global research and development, manufacturing and commercial footprint with approximately 13,500 employees and a presence in approximately 100 countries. Bausch + Lomb is headquartered in Vaughan, Ontario, with corporate offices in Bridgewater, New Jersey. For more information, visit www.bausch.com and connect with us on Facebook, Instagram, LinkedIn, X and YouTube.

Forward-looking Statements
This news release contains forward-looking information and statements within the meaning of applicable securities laws (collectively, “forward-looking statements”), which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “projects,” “predicts,” “forecasts,” “should,” “could,” “would,” “may,” “might,” “will,” “strive,” “believes,” “estimates,” “potential,” “target,” “guidance,” “outlook,” or “continue” and positive and negative variations or similar expressions and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. Forward-looking statements include statements regarding Bausch + Lomb’s future prospects and performance, including the company’s 2025 full-year guidance. These forward-looking statements, including the company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in Bausch + Lomb’s filings with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (the “CSA”) (including the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2024 (which was filed with the SEC and CSA on Feb. 19, 2025) and its most recent quarterly filings), which factors are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties respecting the proposed plan to separate Bausch + Lomb into an independent, publicly traded company, separate from the remainder of Bausch Health Companies Inc. (“BHC”) (the “separation”), which include, but are not limited to, the expected benefits and costs of the separation, the expected timing of completion of the separation and its manner and terms (including that it may include the transfer of all or a portion of BHC’s remaining direct or indirect equity interest in Bausch + Lomb to its shareholders (the “distribution”)), the expectation that, if the separation is to be effected through a distribution, then it will be completed following the achievement of targeted debt leverage ratios, subject to receipt of applicable shareholder and other necessary approvals and other factors, including those described in BHC’s public statements, the ability to complete the distribution considering the various conditions to the completion of the distribution (some of which are outside the company’s and BHC’s control, including conditions related to regulatory matters and receipt of applicable shareholder and other approvals), the impact of any potential sales of the company’s common shares by BHC, that market or other conditions are no longer favorable to completing the transaction, that applicable shareholder, stock exchange, regulatory or other approval is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the separation, diversion of management time on separation-related issues, retention of existing management team members, the reaction of customers and other parties to the separation, the structure of the distribution, the qualification of the distribution as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from the Canada Revenue Agency and/or the Internal Revenue Service will be sought or obtained), the ability of the company and BHC to satisfy the conditions required to maintain the tax-free status of such distribution (some of which are beyond their control), other potential tax or other liabilities that may arise as a result of the distribution, the potential dis-synergy costs resulting from the separation, the impact of the

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separation on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets the company is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting the company’s business. In particular, the company can offer no assurance that the separation will occur at all, or that any such transaction will occur on the terms and timelines or in the manner anticipated by the company and BHC. They also include risks and uncertainties relating to acquisitions and other business development transactions the company has completed or may, in the future, pursue and complete, such as the acquisition of XIIDRA® and certain other ophthalmology assets and the acquisition of Elios Vision, including risks that the company may not realize the expected benefits of those transactions on a timely basis or at all and, where applicable, risks relating to increased levels of debt as a result of debt incurred to finance such transactions, including in regards to compliance with our debt covenants. They also include risks relating to the voluntary recall of certain of our enVista® IOL products, including the anticipated timing of the return to full market supply in the U.S. and other countries, the success of the enhanced protocols we have put in place (including the enhanced inspection protocols for IOLs and more explicit standards for third party suppliers) and any additional actions that may be taken by the company and/or regulatory authorities with respect to the recall or as part of the return to market of these products. They also include the expected impact of the tariffs imposed by the U.S. and counter-tariffs or other retaliatory measures imposed on the U.S. by other countries and disruptions to global supply chains and other potential results as a result of these developments and our ability to successfully manage the expected impact of such tariffs and counter-tariffs and other measures, including the success of our planned actions and levers to manage these matters. Finally, they also include, but are not limited to, risks and uncertainties caused by or relating to adverse economic conditions and other macroeconomic factors, including heightened inflation and interest rates, fluctuations in exchange rates, imposition of and adverse changes to tariff, duties and other trade protection measures, slower growth or a potential recession, which could adversely impact our revenue, expenses and resulting margins. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. In addition, management has also made certain assumptions regarding our 2025 full-year guidance with respect to expectations regarding base performance growth, expectations regarding performance of certain key products (including XIIDRA® and MIEBO®), the anticipated impact of the voluntary recall of certain of our enVista IOL products, currency impact, the estimated impact of our acquisition of Elios Vision respecting U.S. approval and launch costs, impacts of inflation, expectations regarding adjusted gross margin (non-GAAP), adjusted SG&A expense (non-GAAP) and the company’s ability to continue to manage such expense in the manner anticipated, interest expense (which will vary based on, among other things, interest rates and our indebtedness), adjusted tax rate and full-year capex and the anticipated timing and extent of the company’s R&D expense.

Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch + Lomb undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Links provided in this news release are solely for information purposes and do not constitute Bausch + Lomb affirming any forward-looking statements contained in the linked content.

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP financial measures and ratios. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance and the valuation of the company. In addition, these non-GAAP measures and ratios address questions the company routinely receives from analysts and

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investors, and in order to assure that all investors have access to similar data, the company has determined that it is appropriate to make this data available to all investors.

These measures and ratios do not have any standardized meaning under GAAP and other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to similar non-GAAP measures and ratios of other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below.

Specific Non-GAAP Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding Acquired IPR&D
EBITDA (non-GAAP) is Net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is EBITDA (non-GAAP) further adjusted for the items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the company measures the business internally and sets operational goals and incentives. In particular, the company believes that Adjusted EBITDA (non-GAAP) focuses management on the company’s underlying operational results and business performance. As a result, the company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) is Net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable U.S. GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization and further adjusted for the following items:

•Asset impairments: The company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The company believes that the adjustments of these items correlate with the sustainability of the company’s operating performance. Although the company excludes impairments of intangible assets from measuring the performance of the company and its business, the company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Restructuring, integration and transformation costs: The company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, with the completion of the Bausch + Lomb IPO, as the company prepares for post-separation operations, the company is launching certain transformation initiatives that will result in certain changes to and investment in its organizational structure and operations. These transformation initiatives arise

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outside of the ordinary course of continuing operations and, as is the case with the company’s restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain compensation-related costs (including costs associated with changes in our executive officers, such as the severance costs associated with the departure of the company’s former CEO and the costs associated with the appointment of the company’s current CEO). Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: The company has excluded the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions. In addition, the company excludes the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the company’s acquisitions, as well as the nature of the agreed-upon consideration.
•Share-based compensation: The company excludes costs relating to share-based compensation. The company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
•Separation costs and separation-related costs:The company has excluded certain costs incurred in connection with activities taken to: (i) separate the Bausch + Lomb business from the remainder of BHC and (ii) register the Bausch + Lomb business as an independent publicly traded entity. Separation costs are incremental costs directly related to effectuating the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new Board of Directors and Audit Committee. Separation-related costs are incremental costs indirectly related to the separation of the Bausch + Lomb business from the remainder of BHC and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Other Non-GAAP adjustments: The company also excludes certain other amounts, including IT infrastructure investment, litigation and other matters, gain/(loss) on sales of assets and certain other amounts that are the result of other, non-comparable events to measure operating performance if and when present in the periods presented. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the company believes these items are not routine operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the company believes the costs associated with legal settlements and judgments are not routine operating expenses. The company excluded these costs as this event is outside of the ordinary course of continuing operations and infrequent in nature. The company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

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Adjusted EBITDA excluding Acquired In-Process Research and Development (IPR&D) (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude Acquired IPR&D. The IPR&D expenditures represent costs directly resulting from business development transactions and not through the normal course of business. The company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the company from period to period and, therefore, provides useful supplemental information to investors in assessing our performance. However, investors should understand that the company may enter into additional business development transactions in the future and, as a result, such Acquired IPR&D may recur in the future.

Adjusted Net Income (non-GAAP)
Adjusted net income (non-GAAP) is net income (loss) attributable to Bausch + Lomb Corporation (its most directly comparable GAAP financial measure) adjusted for asset impairments, restructuring, integration and transformation costs, acquisition-related contingent consideration, separation costs and separation-related costs and other non-GAAP adjustments, as these adjustments are described above, and further adjusted for amortization of intangible assets and acquisition-related costs and adjustments excluding amortization of intangible assets, as described below:
•Amortization of intangible assets: The company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The company believes that the adjustments of these items correlate with the sustainability of the company’s operating performance. Although the company excludes the amortization of intangible assets from its non-GAAP expenses, the company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: In addition to the acquisition-related costs and adjustments as described above, the company has excluded the expense directly attributable to one-time commitment and structuring fees related to a bridge loan facility put in place prior to the acquisition of XIIDRA and certain other ophthalmology assets. The company excluded these costs as they are outside of the ordinary course of continuing operations and are infrequent in nature. The company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the company from period to period and, therefore, provides useful supplemental information to investors.

Adjusted net income (non-GAAP) excludes the impact of these certain items that may obscure trends in the company’s underlying performance. Management uses Adjusted net income (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the company’s operating results and trends for the periods presented. Management believes that this measure is also useful to investors as such measure allows investors to evaluate the company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, the company believes that Adjusted net income (non-GAAP) is useful to investors in their assessment of the company’s operating performance and the valuation of the company. It is also noted that, in recent periods, our GAAP net income (loss) attributable to Bausch + Lomb Corporation was significantly lower than our Adjusted net income (non-GAAP).

Constant Currency
Constant currency change or constant currency revenue growth is a change in GAAP revenue (its most directly comparable GAAP financial measure) on a period-over-period basis adjusted for changes in foreign currency exchange rates. The company uses Constant Currency revenue (non-GAAP) and Constant Currency revenue Growth (non-GAAP) to assess performance of its reportable segments, and the company in total, without the impact of foreign currency exchange fluctuations. The company

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believes that such measures are useful to investors as they provide a supplemental period-to-period comparison. Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the underlying business performance. Constant currency impact is determined by comparing 2025 reported amounts adjusted to exclude currency impact, calculated using 2024 monthly average exchange rates, to the actual 2024 reported amounts.

Adjusted EPS (non-GAAP) and Adjusted EPS excluding Acquired IPR&D (non-GAAP)
Adjusted earnings per share or Adjusted EPS (non-GAAP) is calculated as Diluted income per share attributable to Bausch + Lomb Corporation (“GAAP EPS”) (its most directly comparable GAAP financial measure), adjusted for the per diluted share impact of each adjustment made to reconcile Net income (loss) attributable to Bausch + Lomb Corporation to Adjusted net income (non-GAAP) as discussed above. Adjusted EPS excluding Acquired IPR&D (non-GAAP) is Adjusted EPS (non-GAAP) further adjusted for the per diluted share impact of Acquired IPR&D. Like Adjusted net income (non-GAAP), Adjusted EPS (non-GAAP) and Adjusted EPS excluding Acquired IPR&D (non-GAAP) excludes the impact of certain items that may obscure trends in the company’s underlying performance on a per share basis. By disclosing these non-GAAP measures, it is management’s intention to provide investors with a meaningful, supplemental comparison of the company’s results and trends for the periods presented on a diluted share basis. Accordingly, the company believes that Adjusted EPS (non-GAAP) and Adjusted EPS excluding Acquired IPR&D (non-GAAP) are useful to investors in their assessment of the company’s operating performance, the valuation of the company and an investor’s return on investment. It is also noted that, for the periods presented, our GAAP EPS was significantly lower than our Adjusted EPS (non-GAAP) and Adjusted EPS excluding Acquired IPR&D (non-GAAP).

© 2025 Bausch + Lomb.

Media Contact:
T.J. Crawford
tj.crawford@bausch.com
(908) 705-2851

Investor Contact:
George Gadkowski
george.gadkowski@bausch.com
(877) 354-3705 (toll free)
(908) 927-0735

FINANCIAL TABLES FOLLOW

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Bausch + Lomb Corporation		Table 1
Consolidated Statements of Operations
For the Three Months Ended March 31, 2025 and 2024
(unaudited)
	Three Months Ended
	March 31,
(in millions, except per share amounts)	2025	2024
Revenues
Product sales	$1,133	$1,094
Other revenues	4	5
	1,137	1,099
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	481	423
Cost of other revenues	1	1
Selling, general and administrative	563	504
Research and development	86	82
Amortization of intangible assets	67	74
Other expense, net	22	9
	1,220	1,093
Operating (loss) income	(83)	6
Interest income	3	3
Interest expense	(94)	(99)
Foreign exchange and other	(6)	—
Loss before provision for income taxes	(180)	(90)
Provision for income taxes	(31)	(73)
Net loss	(211)	(163)
Net income attributable to noncontrolling interest	(1)	(4)
Net loss attributable to Bausch + Lomb Corporation	$(212)	$(167)

Basic and diluted loss per share attributable to Bausch + Lomb Corporation	$(0.60)	$(0.48)

Basic weighted-average common shares	352.8	351.1

Diluted weighted-average common shares	352.8	351.1

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Bausch + Lomb Corporation				Table 2
Reconciliation of GAAP Net Loss and Diluted Loss per Share Attributable to Bausch + Lomb Corporation to Adjusted Net (Loss) Income (non-GAAP) and Adjusted (Loss) Earnings Per Share (non-GAAP)
For the Three Months Ended March 31, 2025 and 2024
(unaudited)
	Three Months Ended March 31,
	2025		2024
(in millions, except per share amounts)	Income (Expense)	Earnings per Share Impact	Income (Expense)	Earnings per Share Impact
Net loss and Diluted loss per share attributable to Bausch + Lomb Corporation	$(212)	$(0.60)	$(167)	$(0.48)
Non-GAAP adjustments: (a)
Amortization of intangible assets	67	0.19	74	0.21
Restructuring, integration and transformation costs	38	0.11	28	0.08
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	14	0.04	21	0.06
Separation costs and separation-related costs	—	—	2	0.01
Gain on sale of assets	—	—	(4)	(0.01)
Other	2	0.01	2	0.01
Tax effect of non-GAAP adjustments	37	0.10	68	0.19
Total non-GAAP adjustments	158	0.45	191	0.55
Adjusted net (loss) income (non-GAAP) and Adjusted (loss) earnings per share (non-GAAP)	$(54)	$(0.15)	$24	$0.07
Acquired IPR&D	28	0.08	—	—
Adjusted net (loss) income excluding Acquired IPR&D (non-GAAP) and Adjusted (loss) earnings per share excluding Acquired IPR&D (non-GAAP)	$(26)	$(0.07)	$24	$0.07

(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.

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Bausch + Lomb Corporation	Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months Ended March 31, 2025 and 2024
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2025	2024
Cost of goods sold reconciliation:
GAAP Cost of goods sold (excluding amortization and impairments of intangible assets)	$481	$423
Fair value inventory step-up resulting from acquisitions (a)	(22)	(20)
Adjusted cost of goods sold (excluding amortization and impairments of intangible assets) (non-GAAP)	$459	$403
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$563	$504
Separation-related costs (b)	(1)	(1)
Transformation costs (c)	(36)	(17)
Other (d)	—	(1)
Adjusted selling, general and administrative (non-GAAP)	$526	$485
Research and development reconciliation:
GAAP Research and development	$86	$82
Separation-related costs (b)	—	(1)
Adjusted research and development (non-GAAP)	$86	$81
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$67	$74
Amortization of intangible assets (e)	(67)	(74)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—
Other expense, net reconciliation:
GAAP Other expense, net	$22	$9
Litigation and other matters (d)	(1)	(1)
Restructuring and integration costs (c)	(2)	(11)
Separation costs (b)	1	—
Acquisition-related contingent consideration (a)	9	(1)
Acquisition-related costs (a)	(1)	—
Gain on sale of assets (f)	—	4
Adjusted other expense, net (non-GAAP)	$28	$—
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$(6)	$—
Other (d)	1	—
Adjusted foreign exchange and other (non-GAAP)	$(5)	$—
Benefit from (provision for) income taxes reconciliation:
GAAP Provision for income taxes	$(31)	$(73)
Tax effect of non-GAAP adjustments (g)	37	68
Adjusted benefit from (provision for) income taxes (non-GAAP)	$6	$(5)
(a) Represents the three components of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(b) Represents the three components of the non-GAAP adjustment of “Separation costs and separation-related costs” (see Table 2).
(c) Represents the two components of the non-GAAP adjustment of “Restructuring, integration and transformation costs” (see Table 2).
(d) Represents the three components of the non-GAAP adjustment of “Other” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(f) Represents the sole component of the non-GAAP adjustment of “Gain on sale of assets” (see Table 2).
(g) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).

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Bausch + Lomb Corporation		Table 2b
Reconciliation of GAAP Net Loss to Adjusted EBITDA (non-GAAP)
For the Three Months Ended March 31, 2025 and 2024
(unaudited)

	Three Months Ended
	March 31,
(in millions)	2025	2024
Net loss attributable to Bausch + Lomb Corporation	$(212)	$(167)
Interest expense, net	91	96
Provision for income taxes	31	73
Depreciation and amortization of intangible assets	106	110
EBITDA	16	112
Adjustments:
Restructuring, integration and transformation costs	38	28
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	14	21
Share-based compensation	28	19
Separation costs and separation-related costs	—	2
Other non-GAAP adjustments:
Gain on sale of assets	—	(4)
Other	2	2
Adjusted EBITDA (non-GAAP)	$98	$180
Acquired IPR&D	28	—
Adjusted EBITDA excluding Acquired IPR&D (non-GAAP)	$126	$180

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Bausch + Lomb Corporation								Table 3
Constant Currency Revenue (non-GAAP) and Constant Currency Revenue Growth (non-GAAP) - by Segment
For the Three Months Ended March 31, 2025 and 2024
(unaudited)

	Calculation of Constant Currency Revenue for the Three Months Ended
	March 31, 2025			March 31, 2024	Change in Revenue as Reported		Change in Constant Currency Revenue (Non-GAAP) (b)
	Revenue as Reported	Changes in Exchange Rates (a)	Constant Currency Revenue (Non-GAAP) (b)	Revenue as Reported
(in millions)					Amount	Pct.	Amount	Pct.
Vision Care	$656	$13	$669	$635	$21	3%	$34	5%
Surgical	214	4	218	197	17	9%	21	11%
Pharmaceuticals	267	2	269	267	—	—%	2	1%
Total revenues	$1,137	$19	$1,156	$1,099	$38	3%	$57	5%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures and ratios. For additional information about the Company’s use of such non-GAAP financial measures and ratios, refer to the “Non-GAAP Information” section in the body of the news release to which these tables are attached. Constant currency revenue (non-GAAP) for the three months ended March 31, 2025 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release). Change in constant currency revenue (non-GAAP) is calculated as the difference between constant currency revenue for the current period and revenue as reported for the comparative period.

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